                                                                     EXHIBIT 4.8


                                                         [EXECUTION COUNTERPART]


                                AMENDMENT NO. 2

          AMENDMENT NO. 2 dated as of December 28, 1994, among TERRA INDUSTRIES INC., a Maryland corporation ("Terra"); TERRA CAPITAL, INC., a Delaware corporation ("Terra Capital"); TERRA NITROGEN, LIMITED PARTNERSHIP, a Delaware limited partnership formerly known as Agricultural Minerals, Limited Partnership ("AMLP"); each of the corporations listed on the signature pages hereof under the caption "TERRA AND AMLP GUARANTORS" (each such corporation, and each of Terra, Terra Capital and AMLP, an "Obligor" and, collectively, the "Obligors"); each of the lenders (the "Lenders") listed on the signature pages hereof; and CITIBANK, N.A., as agent for the Lenders and the "Issuing Banks" under the Credit Agreement referred to below (in such capacity, the "Agent").

                            PRELIMINARY STATEMENTS:

          Terra, Terra Capital, AMLP, the other Obligors, the Lenders, certain "Issuing Banks" and the Agent are parties to a Credit Agreement dated as of October 20, 1994 (as heretofore amended, the "Credit Agreement"), providing, subject to the terms and conditions thereof, for extensions of credit (by making of loans and issuing letters of credit) to be made by said Lenders and Issuing Banks to (1) the Company (as defined in the Credit Agreement) in an aggregate principal or face amount not exceeding $662,000,000, and (2) AMLP in an aggregate principal or face amount not exceeding $85,000,000.

          The Obligors wish to amend the Credit Agreement and certain of the Security Documents in order to permit the conversion of BMC (as defined in the Credit Agreement) from a Delaware corporation to a Delaware limited partnership, and to amend the Credit Agreement in certain other respects, all on the terms and conditions herein. Accordingly, the parties hereto hereby agree as follows:

          Section 1. Definitions. Except as otherwise defined in this Amendment No. 2, terms defined in the Credit Agreement are used herein as defined therein.

          Section 2. Amendments. Subject to the satisfaction of the conditions precedent specified in Section 4 below, but effective as of the date hereof, the Credit Agreement shall be amended as follows:

          A. General. References in the Credit Agreement and the other Loan Documents (including references to the Credit Agreement as amended hereby) to "this

                                Amendment No. 2
                                ---------------

Agreement" (and indirect references such as "hereunder", "hereby", "herein" and "hereof") shall be deemed to be references to the Credit Agreement as amended hereby.

          B. Definitions. Section 1.01 of the Credit Agreement shall be amended:

          (1) by inserting the following new definitions in their respective alphabetical locations:

               "Amendment No. 2" means Amendment No. 2 hereto, dated as of December 28, 1994.

               "BMLP" means Beaumont Methanol, Limited Partnership, a Delaware limited partnership and indirect Subsidiary of Terra Capital.

               "BMLP Transaction" means, collectively: (a) the formation of TMC by Terra Capital; (b) the formation of BMLP by TMC and BMCH (with TMC holding a 1% general partnership interest in BMLP and BMCH holding a 99% limited partnership interest in BMLP); and (c) the merger (which shall be substantially contemporaneous with, but not prior to, the BMLP Transaction Time) of BMC with and into BMLP, with BMLP being the survivor.

               "BMLP Transaction Time" means the time as of which each of the conditions set forth in Exhibit H have been satisfied.

               "TMC" means Terra Methanol Corporation, a Delaware corporation and wholly owned Subsidiary of Terra Capital.

          (2) by amending the definitions of "AMLP Guarantors", "Credit Parties", "Subsidiary Guarantor" and "Terra Guarantors" therein to read in their entirety as follows:

               "AMLP Guarantors" means Terra, Terra Capital Holdings, Terra Capital, AMC, BMCH, BMC and (from and after the BMLP Transaction Time) TMC and BMLP.

               "Credit Parties" means Terra, Terra Capital Holdings, Terra Capital, AMCI, AMC, AMLP, BMCH, BMC, TI and (from and after the BMLP Transaction Time) TMC and BMLP; provided, that (a) after the Assumption

                                Amendment No. 2
                                ---------------

          Time, any reference herein to AMCI as a "Credit Party" shall be a reference to Terra as the successor thereto, and (b) after the BMLP Transaction Time, any reference herein to BMC as a "Credit Party" shall be a reference to BMLP as the successor thereto.

               "Subsidiary Guarantor" means AMC, BMCH, BMC and (from and after the BMLP Transaction Time) TMC and BMLP.

               "Terra Guarantors" means, from and after the Assumption Time, Terra Capital Holdings, AMC, BMCH, BMC, Terra and (from and after the BMLP Transaction Time) TMC and BMLP.

          C. Terra Facility E. Section 2.01(e) of the Credit Agreement shall be amended by amending clause (iv) therein to read in its entirety as follows:

          "(iv) The proceeds of the Terra Facility E Advances shall be used solely to finance the ongoing working capital needs of the Company, TI, BMC and (from and after the BMLP Transaction Time) BMLP, and may also be used to prepay Terra Facility C Advances pursuant to Section 2.05(a)."

          D. Representations and Warranties. Section 4.01 of the Credit Agreement shall be amended:

          (1) by amending clause (i) in paragraph (a) thereof to read in its entirety as follows:

               "(i) is a corporation (or, in the case of AMLP or BMLP, a limited partnership) duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization,";

          (2) by amending clause (i) in the third sentence of paragraph (b) thereof to read in its entirety as follows:

               "(i) is a corporation (or, in the case of AMLP or BMLP, a limited partnership) duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization,"; and


                                Amendment No. 2
                                ---------------

          (3) by amending clause (i) in paragraph (c) thereof to read in its entirety as follows:

               "(i) contravene such Obligor's charter, by-laws or in the case of AMLP or BMLP, its agreement of limited partnership,".

          E. Ownership of the Obligors. Section 5.01(p) of the Credit Agreement shall be amended:

          (1) by amending clauses (iii) and (iv) therein to read in their entirety as follows:

               "(iii) Terra Capital will at all times own, beneficially and of record, all of the issued and outstanding capital stock (other than directors' qualifying shares) of TI, AMC, BMCH and (from and after the formation of TMC) TMC, and will own no other property (other than cash and other property incidental to its business as a holding company and other property used solely in connection with its performance of services pursuant to the terms of the Management Agreements);

               (iv) BMCH will own, beneficially and of record, (x) at all times prior to the BMLP Transaction Time, all of the issued and outstanding capital stock (other than directors' qualifying shares) of BMC, and
          (y) at all times from and after the formation of BMLP, a 99% limited partnership interest in BMLP; and at all times BMCH will own no other property (other than cash and other property incidental to its business as a holding company);" and

          (2) by deleting the "and" at the end of clause (v) therein, by deleting the period at the end of clause (vi) therein and substituting a semicolon therefor, and by adding new clauses (vii) and (viii) therein reading in their entirety as follows:

               "(vii) TMC will own no property other than ownership interests of BMLP (other than cash and other property incidental to its business as a holding company); and

               (viii) prior to the BMLP Transaction Time, BMLP will own no property (other than its initial, nominal capitalization) and will have no operations."

          F. Exhibit H. The Credit Agreement shall be amended by adding a new Exhibit H thereto in the form attached as Exhibit H to this Amendment No. 2.


                                Amendment No. 2
                                ---------------

          G. Schedule 5.02(f). Schedule 5.02(f) to the Credit Agreement shall be amended by adding, at the end thereof, the following items 18 and 19:

          "18.  Terra Methanol Corporation

           19. Beaumont Methanol, Limited Partnership".

          Section 3. Representations and Warranties. The Company hereby represents and warrants to the Lenders, the Issuing Banks and the Agent that:

          A. the representations and warranties contained in each Loan Document (after giving effect to the amendments thereto contemplated hereby) are correct on and as of the date hereof as if made on and as of such date (or, if any such representation and warranty is expressly stated to be made as of a specific date, as of such specific date) and as if each reference in said representations and warranties to "this Agreement" or "the Credit Agreement" included reference to this Amendment No. 2;

          B. no event has occurred and is continuing that constitutes a Default or an Event of Default; and

          C. the BMLP Transaction will comply with all applicable laws and regulations.

          Section 4. Conditions Precedent. As provided in Section 2 above, the amendments to the Credit Agreement set forth in said Section 2 shall become effective, as of the date hereof, upon the satisfaction of the condition precedent that the Agent shall have received this Amendment No. 2, duly executed by Terra, Terra Capital, AMLP, each of the other Obligors, the Required Lenders and the Agent.

          Section 5. Miscellaneous. Except as herein provided, the Credit Agreement shall remain unchanged and in full force and effect. This Amendment No. 2 may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Amendment No. 2 by signing any such counterpart. This Amendment No. 2 shall be governed by, and construed in accordance with, the law of the State of New York.


                                Amendment No. 2
                                ---------------

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                       TERRA INDUSTRIES INC.


                                       By____________________________
                                         Title:

                                       TERRA CAPITAL, INC.


                                       By____________________________
                                         Title:

                                       TERRA NITROGEN, LIMITED
                                         PARTNERSHIP (formerly known as
                                         Agricultural Minerals, Limited
                                         Partnership)

                                         By Terra Nitrogen Corporation (formerly
                                             known as Agricultural Minerals
                                             Corporation), its General Partner


                                             By_______________________
                                               Title:


                                Amendment No. 2
                                ---------------

                                       TERRA AND AMLP GUARANTORS
                                       -------------------------

                                       TERRA NITROGEN CORPORATION
                                         (formerly known as Agricultural
                                         Minerals Corporation)


                                       By____________________________
                                         Title:

                                       BEAUMONT METHANOL CORPORATION


                                       By____________________________
                                         Title:

                                       BMC HOLDINGS, INC.


                                       By____________________________
                                         Title:

                                       TERRA CAPITAL HOLDINGS, INC.


                                       By____________________________
                                         Title:


                                       THE AGENT
                                       ---------

                                       CITIBANK, N.A.


                                       By____________________________
                                         Title:


                                Amendment No. 2
                                ---------------

                                       THE LENDERS
                                       -----------

                                       CITIBANK, N.A.


                                       By____________________________
                                         Title:

                                       CHEMICAL BANK


                                       By____________________________
                                         Title:

                                       BANK OF AMERICA ILLINOIS


                                       By____________________________
                                         Title:

                                       THE BANK OF NOVA SCOTIA


                                       By____________________________
                                         Title:

                                       NATIONSBANK OF TEXAS, N.A.


                                       By____________________________
                                         Title:


                                Amendment No. 2
                                ---------------

                                       COOPERATIEVE CENTRALE RAIFFEISEN-
                                         BOERENLEENBANK, B.A.,
                                         "RABOBANK NEDERLAND", NEW YORK
                                         BRANCH


                                       By____________________________
                                         Title:


                                       By____________________________
                                         Title:

                                       CAISSE NATIONAL DE CREDIT AGRICOLE


                                       By____________________________
                                         Title:

                                       ARAB BANKING CORPORATION


                                       By____________________________
                                         Title:

                                       FIRST BANK NATIONAL ASSOCIATION


                                       By____________________________
                                         Title:

                                       THE FUJI BANK, LIMITED


                                       By____________________________
                                         Title:


                                Amendment No. 2
                                ---------------

                                       DRESDNER BANK AG, CHICAGO AND GRAND
                                         CAYMAN BRANCHES


                                       By____________________________
                                         Title:


                                       By____________________________
                                         Title:

                                       MERRILL LYNCH SENIOR FLOATING RATE
                                         FUND, INC.


                                       By____________________________
                                         Title:

                                       PROTECTIVE LIFE INSURANCE COMPANY


                                       By____________________________
                                         Title:

                                       MERRILL LYNCH PRIME RATE PORTFOLIO


                                       By____________________________
                                         Title:

                                       RESTRUCTURED OBLIGATIONS BACKED BY
                                         SENIOR ASSETS B.V.


                                       By____________________________
                                         Title:


                                Amendment No. 2
                                ---------------

                              STICHTING RESTRUCTURED OBLIGATIONS
                                BACKED BY SENIOR ASSETS 2 (ROSA2)


                              By____________________________
                                Title:


                                Amendment No. 2
                                ---------------

                                                                       EXHIBIT H


                 Conditions Precedent to BMLP Transaction Time
                 ---------------------------------------------


          1. Definitions. Terms used herein and not otherwise defined have the meanings given to them in the Credit Agreement (the "Credit Agreement") to which this Exhibit H is attached.

          2. Conditions Precedent. The occurrence of the BMLP Transaction Time is subject to the condition precedent that the Agent shall have received, no later than the date five Business Days after the Company shall have notified the Agent of the formation of TMC (but in any event no later than February 1, 1995 or such later date as the Required Lenders may agree in writing), the following, each in form and substance satisfactory to the Agent:

          (1) Charter Documents, Etc. The following documents, each dated a date reasonably near the date of delivery thereof (unless otherwise specified) and in sufficient copies for the Agent and each Lender:

               (i) certified copies of the resolutions of the Board of Directors of Terra Capital, BMCH and BMC approving the BMLP Transaction; of each of TMC and BMLP (each, a "New Obligor") approving the BMLP Transaction, the Credit Agreement and each other Loan Document to which it is or is to be a party; and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to such matters;

              (ii) a copy of the charter or articles of incorporation or articles of limited partnership, as the case may be, of each New Obligor and each amendment thereto, certified by the Secretary of State of the state of its incorporation or organization as being a true and correct copy thereof;

             (iii) a copy of a certificate of the Secretary of State of the state of each New Obligor's incorporation or organization specifying the date of incorporation or organization of each New Obligor, stating that such New Obligor has legal existence and is in good standing with the office of said Secretary of State;

              (iv) for each New Obligor, a copy of a certificate of the Secretary of State of each state reasonably requested by the Agent confirming that such New Obligor is duly qualified to conduct business and in good standing as a foreign corporation in such state;


                                Amendment No. 2
                                ---------------

               (v) a certificate of each New Obligor, signed on its behalf by its President or a Vice President and its Secretary or any Assistant Secretary, certifying as to (A) the absence, except to the extent provided in said certificate, of any amendments to the charter or articles of incorporation or organization of such New Obligor since the date of the Secretary of State's certificate referred to in clause
          (ii) above, (B) a true and correct copy of the bylaws of such New Obligor as in effect on such date, and (C) the due incorporation or organization and good standing of such New Obligor as a corporation or limited partnership, as the case may be, organized under the laws of its state of incorporation or organization, and the absence of any proceeding for the dissolution or liquidation of such New Obligor; and

              (vi) a certificate of the Secretary or an Assistant Secretary of each New Obligor certifying the names and true signatures of the officers of such New Obligor authorized to sign each Loan Document to which it is or is to be a party and the other documents to be delivered under the Credit Agreement and the other Loan Documents.

          (2)  Security Documents.  The following documents:

               (i) an amendment to the Terra Capital Pledge Agreement, duly executed by Terra Capital and the Agent, pursuant to which, inter alia, TMC shall be added as an "Issuer" thereunder, together with instruments representing the shares of capital stock of TMC indorsed in blank;

               (ii) an amendment to the Subsidiary Pledge and Security Agreement, duly executed by BMCH, BMC, TMC, BMLP and the Agent, pursuant to which, inter alia, TMC and BMLP will become "Grantors" thereunder, BMC will, effective at the BMLP Transaction Time, cease to be an "Issuer" thereunder, and BMCH will pledge its ownership interests in BMLP to the Agent for the benefit of the "Secured Parties" thereunder;

               (iii) such appropriately completed and duly executed copies of Uniform Commercial Code financing statements as the Agent shall have requested in order to perfect and protect the Liens created by the Security Documents referred to in clauses (i) and (ii) above and covering the Collateral described therein;


                                Amendment No. 2
                                ---------------

               (iv) such executed and delivered documents for recordation and filing of or with respect to the Security Documents referred to in clauses (i) and (ii) above that the Agent may deem necessary or desirable in order to perfect and protect the Liens created thereby; and

               (v) evidence that all other action that the Agent may deem necessary or desirable in order to perfect and protect the Liens created by the Security Documents referred to in clauses (i) and (ii) above has been or will be taken.

          (3) Opinion of Special Counsel to the Obligors. A favorable opinion of Kirkland & Ellis, special counsel for the Obligors and the New Obligors, covering Amendment No. 2 (and the Credit Agreement as amended by Amendment No. 2), the Security Documents and other matters referred to in clause (2) above (and the Terra Capital Pledge Agreement and the Subsidiary Pledge and Security Agreement as so amended), and such other matters with respect to Amendment No. 2, the BMLP Transaction and the other transactions contemplated thereby as the Agent may reasonably request.

          (4) Opinion of Special Counsel to the Agent. A favorable opinion of Milbank, Tweed, Hadley & McCloy, special New York counsel for the Agent, in form and substance satisfactory to the Agent.

          (5) Assumption. An instrument pursuant to which each New Obligor shall, effective as at the BMLP Transaction Time, become a "Subsidiary Guarantor", a "Terra Guarantor" and an "AMLP Guarantor" (and, thereby a "Guarantor", a "Terra Obligor", an "AMLP Obligor" and an "Obligor") under the Credit Agreement and the other Loan Documents, and shall be bound by, and shall assume all of the obligations of a "Subsidiary Guarantor", a "Terra Guarantor" and an "AMLP Guarantor" (and, thereby, all of the obligations of a "Guarantor", a "Terra Obligor", an "AMLP Obligor" and an "Obligor") under, the Credit Agreement and the other Loan Documents.

          (6) Miscellaneous. Such other approvals, opinions and documents relating to the BMLP Transaction and the other transactions contemplated thereby as any Lender may, through the Agent, reasonably request.


                                Amendment No. 2
                                ---------------